EXHIBIT 23.9

CONSENT OF UHY FRANKFORT STEIN & LIPP CPAs, LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 of Allis-Chalmers Energy Inc. and to the inclusion therein of our report dated November 5, 2005 with respect to the consolidated financial statements of Specialty Rental Tools, Inc. as of September 30, 2005, and December 31, 2004 and 2003, and for the nine months ended September 30, 2005 and the years ended December 31, 2004 and 2003.

/s/ Uhy Frankfort Stein & Lipp CPAs, LLP

Houston, Texas
February 15, 2006